UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 12, 2025
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UL Solutions Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-42012 (Commission File Number)	27-0913800 (I.R.S. Employer Identification Number)
333 Pfingsten Road Northbrook, Illinois 60062
(Address of principal executive offices and zip code)
(847) 272-8800
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A Common Stock, par value $0.001 per share	ULS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
On August 14, 2025, UL Solutions Inc. (the “Company”) announced that Weifang Zhou, the Company’s Executive Vice President and President, Testing, Inspection and Certification, will transition to a non-executive officer role as Executive Vice President, Special Advisor to the Company’s President and Chief Executive Officer, effective as of September 1, 2025 (the “Transition Date”). Mr. Zhou is expected to serve in such role until his retirement on June 30, 2027.
On the Transition Date, Alex Dadakis will succeed Mr. Zhou as the Company’s Executive Vice President and President, Testing, Inspection and Certification. Mr. Dadakis, age 39, has served as the Company’s Executive Vice President, Chief Business Operations and Innovation Officer since January 2025. For additional biographical information for Mr. Dadakis, see “Executive Officer Biographical Information” in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 3, 2025 (the “2025 Proxy Statement”). There are no arrangements or understandings between Mr. Dadakis and any other person pursuant to which he was selected as the Company’s Executive Vice President and President, Testing, Inspection and Certification. There are no family relationships between Mr. Dadakis and any director or executive officer of the Company. Mr. Dadakis is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.
Also on the Transition Date, Gitte Schjøtz will succeed Mr. Dadakis as the Company’s Executive Vice President, Chief Business Operations and Innovation Officer. Ms. Schjøtz will serve as the Company’s principal operating officer in such role. Ms. Schjøtz, age 54, has served as the Company’s Executive Vice President and Chief Operations and Sustainability Officer (formerly Chief Science and Operations Officer and Chief Technical and Operations Officer) since January 2021. For additional biographical information for Ms. Schjøtz, see “Executive Officer Biographical Information” in the 2025 Proxy Statement. There are no arrangements or understandings between Ms. Schjøtz and any other person pursuant to which she was selected as the Company’s Executive Vice President, Chief Business Operations and Innovation Officer. There are no family relationships between Ms. Schjøtz and any director or executive officer of the Company. Ms. Schjøtz is not a party to any transaction that would require disclosure under Item 404(a) of Regulation S-K.
On August 12, 2025, (i) the Offer Letter, dated as of June 27, 2012, by and between UL LLC (a wholly owned subsidiary of the Company) and Mr. Zhou, was amended to, among other things, reflect his new title and planned retirement; (ii) the Offer Letter, dated as of December 3, 2024, by and between the Company and Mr. Dadakis, was amended to, among other things, reflect his new title; and (iii) the Amended and Restated Employment Contract, dated as of December 3, 2024, by and between UL International Demko A/S (a wholly owned subsidiary of the Company) and Ms. Schjøtz, was amended to, among other things, reflect her new title (such amendments, collectively, the “Amendments”). There are no modifications to Mr. Zhou’s, Mr. Dadakis’ and Ms. Schjøtz’s respective compensation arrangements in connection with the leadership changes described herein.
The foregoing description of the Amendments is qualified in its entirety by reference to the full text of each of the Amendments, copies of which are filed as Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 hereto.
Item 7.01. Regulation FD Disclosure
A press release announcing the leadership changes described herein is furnished as Exhibit 99.1 hereto.
The information contained in this Item 7.01 of this current report, including the press release furnished as Exhibit 99.1 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit Number	Description
10.1	Amendment to Offer Letter, dated as of August 12, 2025, by and between UL LLC and Weifang Zhou
10.2	Amendment to Offer Letter, dated as of August 12, 2025, by and between UL Solutions Inc. and Alex Dadakis
10.3	Amendment to Amended and Restated Employment Contract, dated as of August 12, 2025, by and between UL International Demko A/S and Gitte Schjøtz
99.1	Press Release of UL Solutions Inc., dated as of August 14, 2025
104	Cover page interactive data file (embedded with the inline XBRL document)
Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

UL Solutions Inc.
Date: August 14, 2025	By:	/s/ Ryan D. Robinson
Ryan D. Robinson
Executive Vice President and Chief Financial Officer